EXHIBIT 10.12

                                    RESTATED
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT, dated as of January 1, 1998 (Agreement) is made by and among ESSEX BANCORP, INC. ("BANCORP"), ESSEX SAVINGS BANK, F.S.B. ("ESB") AND ESSEX MORTGAGE CORPORATION ("EMC") (Bancorp, ESB and EMC are referred to collectively herein as the Essex Employers), and GENE D. ROSS (the "Employee").

         WHEREAS, the Essex Employers and Employee entered into a comprehensive employment agreement in 1995, which agreement was subsequently amended (the "1995 Agreement"); and

         WHEREAS, the Essex Employers and Employee desire to restate the 1995 Agreement and continue the employment of Employee on the terms provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                EMPLOYMENT OF THE EMPLOYEE BY THE ESSEX EMPLOYERS

         Section 1.1. Employment. Each of the Essex Employers hereby confirms the continued employment of Employee in the respective capacities described below:

                  Bancorp           President and Chief Executive Officer
                  ESB               President and Chief Executive Officer
                  EMC               President and Chief Executive Officer

Employee accepts such continued employment and agrees to abide by the respective Certificates or Articles of Incorporation, Bylaws and the decisions of the Boards of Directors of each of the Essex Employers. Employer and Employee acknowledge that Employee also serves as an officer of certain other direct and indirect subsidiaries of the Essex Employers.

         Section 1.2. Term. This Agreement and Employee s employment hereunder shall continue for a period of one year (the "Initial Term"), subject, however, to earlier termination as provided in Article III below. Prior to the end of the Initial Term (or any renewal period thereafter), the Employee and the Boards of Directors of the Essex Employers may agree in writing to renew the term of this Agreement for a successive one (1) year period. Prior to such renewal, the Boards of Directors of the Essex Employers, or committees thereof, shall prepare an annual performance evaluation of Employee. The Boards of Directors of the Essex Employers will review the Agreement and Employee s performance evaluation annually for the purpose of determining whether to renew the Agreement. The results of the Boards review shall be included in minutes of the applicable Board meetings. The Initial Term, together with any renewals thereof is referred to herein as the "Term."

         Section 1.3. Director of Essex Employers. The Employee shall, if elected or appointed, serve as a Director of each of the Essex Employers. However, nothing in this Agreement shall be construed as requiring the Essex Employers, its shareholders or agents to cause the election or appointment of the Employee as a Director of the Essex Employers.

         Section 1.4. Duties and Responsibilities. The Employee is employed pursuant to the terms of this Agreement and agrees to devote his entire work time, attention and energies to the business of the Essex Employers. The Employee shall have such rights and responsibilities, and shall perform such duties, as are customary for the offices of President and Chief Executive Officer (and any other applicable officer), as the case may be with respect to each of the Essex Employers, of a corporation, as the same may be modified or otherwise determined and assigned to him by the respective Boards of Directors of the Essex Employers. The Employee understands that he shall be required to maintain his present residence in the general vicinity of Virginia Beach, Virginia for the purpose of performing his duties under this Agreement.

         Section 1.5.  Indemnification.

                  (a) Indemnification by Bancorp. Bancorp hereby agrees to indemnify and hold harmless the Employee from and against any loss, liability, claim or expense arising from the Employee s performance of his duties under this Agreement to any of the Essex Employers, or to any other direct or indirect subsidiary of Bancorp to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

                  (b) Indemnification by ESB. ESB hereby agrees to indemnify and hold harmless the Employee from and against any loss, liability, claim or expense arising from the Employee's performance of his duties under this Agreement to ESB, to the fullest extent permitted by applicable federal statutes and regulations, including, without limitation, 12 C.F.R. ss. 545.121.

                  (c) Indemnification by EMC. EMC hereby agrees to indemnify and hold harmless the Employee from and against any loss, liability, claim or expense arising from Employee's performance of his duties to EMC, or to any direct or indirect subsidiary of EMC under this Agreement to the fullest extent permitted by the Virginia Stock Corporation Act.

                                   ARTICLE II

                                  COMPENSATION

         Section 2.1. Basic Salary. The Essex Employers shall pay to the Employee an aggregate basic salary at a rate of $189,000 per year (the "Salary") during the Term of this Agreement, payable in arrears in semi-monthly installments (after deduction of federal, state and local withholding and similar taxes and charges) in accordance with the usual employment practices of the Essex Employers.

         Section 2.2. Bonus. The Employee may, but is not entitled to, receive from the Essex Employers increases in Salary or Bonuses (collectively, the "Bonus") based on standards of financial performance for Bancorp to be established by the Board of Directors of Bancorp and, if required, approved by the Office of Thrift Supervision ("OTS"), which Bonuses may be awarded not more frequently than one time during each calendar year.

         Section 2.3. Regulatory Approval. Any compensation payable to the Employee pursuant to this Agreement, including any severance pay or benefits otherwise due under Section 3.7, shall be subject to review and disallowance by the OTS or other competent regulatory body, provided that any modification in the Employee s compensation required by the OTS or other competent regulatory body shall not alter in any way the duties or obligations of the Employee under this Agreement. All filing fees and charges incident to any application of the Employee for approval of this Agreement or amounts payable hereunder will be paid by the Essex Employers.

         Section 2.4. Vacation. Employee shall be entitled to paid annual vacation in accordance with the policies established from time to time by the Board of Directors of Bancorp. In the event Employee fails to use his full annual paid vacation during any year, he shall be paid for each day of such unused vacation (with the amount of such payment based on his Annual Salary prorated on a daily basis).

                                   ARTICLE III

                                   TERMINATION

         Section 3.1. Termination by Bancorp Without Cause. The Board of Directors of Bancorp may terminate this Agreement and Employee s employment hereunder without Cause (as defined in Section 3.3 below) at any time upon forty-five (45) days written notice to the Employee. In such event, the Employee, if requested by the Board of Directors of Bancorp, shall continue to render the services to the Essex Employers required under this Agreement, and in any event shall be paid the amount of Salary and vacation pay otherwise payable if the Employee had remained an Employee hereunder, to the date of termination. No termination hereunder shall be effective to avoid the payment of any Bonus, Salary and vacation pay previously earned by the Employee. If Employee is terminated by Bancorp without Cause, Employee shall be entitled to the severance benefit described in Section 3.7(a) below (assuming termination prior to a Change in Control as defined in Section 3.7(b) below). In the event the Essex Employers decline to renew this Agreement upon expiration of its Initial Term or any annual renewal term thereafter, Bancorp shall be deemed to have terminated Employee without Cause.

         Section 3.2. Termination by the Employee Without Just Cause. The Employee, without Just Cause (as defined in Section 3.4 below), may terminate this Agreement and his employment hereunder as to any of the Essex Employers upon 45 days written notice to each of the directors of Bancorp. In such event, the Employee shall continue to render the services to such Essex Employers required under this Agreement and shall be paid solely the Salary and vacation accrued and prorated to the date of the termination.

         Section 3.3. Termination by Bancorp With Cause. The Board of Directors of Bancorp may terminate this Agreement and Employee s employment as to all Essex Employers at any time immediately with notice for "Cause." For purposes of this Agreement, termination for "Cause" shall mean termination because of the Employee s personal dishonesty, gross incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or other violations that have no material detrimental effect on the Essex Employers) or final cease and desist order, or material breach of any provision of this Agreement. In such event, the Employee shall be paid solely his Salary and vacation pay accrued and prorated to the date of termination.

         Section 3.4. Termination by Employee With Just Cause. The Employee may terminate this Agreement and his employment hereunder as to all Essex Employers at any time, immediately with notice, for "Just Cause." For purposes of this
Section 3.4, the term "Just Cause" shall mean: (a) a reduction in Employee's Salary without his consent; (b) an Essex Employer-imposed requirement that Employee relocate his office to a location which is more than ninety (90) miles from Norfolk, Virginia without Employee's consent; (c) a material change by the Essex Employers in Employee's titles and/or reporting responsibilities without Employee's consent, which change is not reversed within ten (10) business days after written notice by Employee objecting to the change; or (d) failure by the Essex Employers to comply with any material provision of this Agreement, which failure has not been cured within ten (10) business days after written notice of such noncompliance has been given by the Employee to each of the directors of Bancorp. In the event the Employee terminates this Agreement for Just Cause, the Employee shall be entitled to the severance benefits described in Section 3.7 below (assuming termination prior to a Change in Control as defined in Section 3.7(b) below), plus his Salary and vacation pay accrued and prorated through the effective date of termination.

         Section  3.5.   Termination  Upon  Death  or  Permanent  Disability  of
Employee.

         In addition to any other provision relating to termination, this Agreement shall be automatically terminated in the event of the Employee's death or permanent disability as defined in Bancorp's group long term disability insurance plan for employees. In such event, the Employee shall be paid the amount of the Salary otherwise payable if the Employee had remained an Employee for an additional six (6) months subsequent to his death (or disability, as applicable), as well as the Salary and vacation pay accrued and prorated to the date of death (or disability, as applicable). No termination hereunder shall be effective to avoid the payment of any Bonus previously earned by the Employee.

         Section 3.6. Suspension or Termination as Required by Government Regulations.

                  (a) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of affairs of ESB by a notice served under
Section  8(e)(3)  or (g)(1) of the  Federal  Deposit  Insurance  Act (12  U.S.C.
Section 1818(e)(3) and (g)(1)), ESB's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, ESB may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                  (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of ESB's affairs by an order issued under
Section  8(e)(4)  or (g)(1) of the  Federal  Deposit  Insurance  Act (12  U.S.C.
Section 1818(e)(4) or (g)(1)), all obligations of ESB under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

                  (c) If ESB is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations of ESB under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto.

                  (d) All obligations of ESB under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary of the continued operation of ESB (i) by the director of Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of ESB under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of ESB or when ESB is determined by the Director to be in an unsafe or unsound condition; but any rights of the parties hereto that have already vested shall not be affected by such action.

         Section 3.7.      Severance Benefit and Change in Control Payment.

                  (a) In the event of termination of this Agreement and Employee s employment hereunder prior to a Change in Control (as defined in Section 3.7(b) below) by Bancorp without "Cause" under Section 3.1 above or by the Employee with "Just Cause" under Section 3.4 above, the Essex Employers, jointly and severally, shall: (1) pay to the Employee in a lump sum within thirty (30) days of termination an amount equal to one hundred and fifty percent (150%) of his highest rate of annual Salary in effect during the period commencing on May 1, 1997 and ending on the date of his termination; and (2) provide continuing health and medical insurance, disability insurance and life insurance coverage on behalf of the Employee (and Employee's other family members, if applicable) for a period of eighteen (18) months following termination on the same basis as was in effect immediately prior to the effective date of termination.

                  (b) In the event a Change in Control occurs prior to or on the date of termination of this Agreement, the Essex Employers, jointly and severally, shall: (1) pay to the Employee in a lump sum within thirty (30) days of the Change of Control an amount equal to two hundred percent (200%) of his highest rate of annual Salary in effect during the period commencing on May 1, 1997 and ending on the date of the Change in Control; and (2) provide continuing health and medical insurance, disability insurance and life insurance coverage on behalf of the Employee (and his other family members, if applicable) for a period of two (2) years following the Change in Control on the same basis as was in effect immediately prior to the Change in Control. For purposes of this Agreement, a "Change in Control" shall occur if and only if after December 31, 1997 a "person" or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), directly or indirectly, first becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of Bancorp representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of Bancorp. Any provision herein to the contrary notwithstanding, no Change in Control shall be deemed to occur as a result of: (1) any transaction prior to January 1, 1998;
(2) any purchase, transfer, or other disposition of the Series B and Series C preferred shares of Bancorp; or (3) any exercise or conversion of warrants or options of Bancorp which were issued prior to 1996 (and any exercise, or conversion of such warrants or options shall be disregarded in determining whether a Change of Control has occurred).

                  (c) Any provision herein to the contrary notwithstanding: (i) no severance payment under Section 3.7(a) or Change in Control payment under
Section 3.7(b) shall be due to Employee if Employer terminates Employee for Cause under Section 3.3 prior to a Change in Control or Employee resigns without Just Cause under Section 3.2 prior to a Change in Control; and (ii) under no circumstances shall Employee be entitled to payment under both Section 3.7(a) and Section 3.7(b) above.

                  (d) If the payments and benefits pursuant to this Section 3.7, either alone or together with other payments and benefits which Employee has the right to receive from the Essex Employers, would constitute a "parachute payment" as defined in Section 280G of the Code, the payments and benefits provided herein shall be reduced, in the manner determined by the Employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under this Section 3.7 being non-deductible to the Essex Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to this Section 3.7 shall be based upon the opinion of independent tax counsel selected by the Essex Employers' independent public accountants, which opinion shall be final and binding upon the parties. Nothing contained herein shall result in a reduction of any payments or benefits to which the Employee may be entitled upon termination of employment under any circumstances other than as specified in
Section 3.7(b), or a reduction in payments and benefits specified in Section 3.7(b) below zero.

                  (e) All payments under this Section 3.7 shall be subject to the approval of the OTS to the extent required by federal law and are conditioned upon compliance with Section 1828(b) of Title 12 of the United States Code and the regulations promulgated thereunder. The amounts due under this Section 3.7, if any, shall not be subject to offset for any other income earned by Employee from a subsequent Employer or discontinuance should Employee obtain such other employment.

         Section 3.8. Adverse Statements and/or Action. The Essex Employers and Employee agree that during the Term of this Agreement and thereafter they will refrain from making any adverse public statements about each other, or the Essex Employers' employees. An adverse statement is one which is derogatory or otherwise of such a nature that it tends to be embarrassing, humiliating or injurious to the name, reputation or business of the party about whom the statement is made,whether or not the party making such statement believes it to be true. Upon termination of this Agreement, the Essex Employers and Employee will use their best efforts to reach agreement on the text of any public statement, if necessary, regarding the employment relationship which is satisfactory to both. Notwithstanding the foregoing, neither party shall be prohibited from making any public statement compelled by law or which is otherwise legally privileged, or from correcting or commenting upon a public statement or public reports originating from any other source. This provision shall be in addition to any other rights and duties which may arise under the laws of defamation, unfair competition and similar laws.

                                   ARTICLE IV

                     EMPLOYEE REPRESENTATIONS AND COVENANTS

         Section 4.1. Capacity. The Employee hereby represents and warrants that he has full legal capacity to enter into and perform this Agreement and is under no contractual, legal or other disability to enter into and perform this Agreement.

         Section 4.2. Regulatory Clearance. The Employee has received regulatory clearance to act as a chief executive officer of a savings and loan institution pursuant to regulatory review of Form 1393 or equivalent regulatory application and, to the best of his knowledge, maintains good standing with the OTS and other competent regulatory authorities.

         Section 4.3.  Loyalty; Non-piracy; Confidentiality.

                  (a) The Employee shall devote his full time and best efforts to the performance of his employment under this Agreement. The Employee shall abide by the Essex Employers' "Corporate Code of Conduct." During his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Essex Employers. Nothing contained in this Section 4.3, however, shall be deemed to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of the Essex Employers, or, solely as a passive and minority investor, in any business. In no event shall Employee use or disclose to others confidential inside information regarding the Essex Employers or their affiliates or engage, directly or indirectly, in any transaction involving the securities of Bancorp based upon such "inside information."

                  (b) During Employee's term of employment with the Essex Employers and for nine (9) months thereafter (irrespective of the time, manner or cause of termination or resignation), Employee shall not, directly or indirectly, on behalf of Employee or any entity or person other than the Essex Employers hire or solicit for employment in, employ in, or cause to be employed in any Competing Business any personnel of the Essex Employers who are or were employed by any of the Essex Employers at any time during the period beginning one year prior to Employee s termination or resignation, unless any such person has not been employed by the Essex Employers for a period in excess of one continuous year. For purposes of this Section 4.3(b), a Competing Business means any person or entity which is engaged directly or indirectly in any business engaged in by the Essex Employers and whose market area for such businesses overlaps that of the Essex Employers. Notwithstanding the foregoing, this
Section  4.3(b) shall not apply if Employee is  terminated  without  Cause under
Section 3.1 above and the Essex Employers fail to pay to Employee the amounts required to be paid under Sections 3.1 and 3.7(a) above.

                  (c) At no time during or following the term of Employee's employment with the Essex Employers (irrespective of the time, manner, or cause of the termination or resignation), shall Employee disclose to any other person or entity, nor shall Employee use for Employee's own benefit or for the benefit of any other entity or person, any confidential information or trade secrets of the Essex Employers, including, without limitation, any confidential information relating to the identities, background, historical information, or terms of dealings with any of the Essex Employers' customers, prospects, potential customers, suppliers, or sales or purchasing agents, or confidential information respecting financial arrangements, marketing strategies, pricing methods and determinations,methods of operation, procedures or any other material of a similar nature or relating to the Essex Employers' conduct of their businesses. Upon cessation of Employee's employment hereunder, Employee will surrender and deliver to the Essex Employers all lists, books, records, and data of every kind, including machine readable data, relating to or in connection with the Essex Employers' customers and businesses.

                  (d) The provisions of this Section 4.3 shall apply to any resignation or termination of Employee's employment, with or without Cause, and shall survive termination of this Agreement.

                  (e) Employee acknowledges that the failure to adhere strictly to the requirements of this Section 4.3 will cause substantial and irreparable harm to the Essex Employers. Accordingly, in the event Employee, at any time, violates any provision hereof, the Essex Employers shall be entitled to enforce all of the following cumulative remedies from time to time: (1) to obtain injunctive relief or other equitable remedies to cause cessation of activities in violation of the terms of this Section 4.3; and (2) to seek all damages proximately caused by such activities. In any such action brought by the Essex Employers, the prevailing party shall be entitled to recover all expenses incurred and reasonable attorney's fees.

                                    ARTICLE V

                                 GENERAL MATTERS

         Section 5.1. Governing Law. This Agreement shall be governed by the substantive laws of the State of Delaware and shall be construed in accordance therewith.

         Section 5.2. No Waiver and Notification. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall be construed as a waiver of any other term or provision.

         Section 5.3. Amendment. This Agreement may be amended, altered or revoked at any time, in whole or in part, only by a written instrument setting forth such changes, signed by all of the parties.

         Section 5.4. Benefit. This Agreement shall be binding upon the Employee, and the Essex Employers, shall not be assignable in any event by the Employee and may be assigned by an Essex Employer only to any of the other Essex Employers. An assignment by the Essex Employers to any other entity shall be effected only with the consent of the Employee.

         Section 5.5. Construction. Throughout this Agreement and singular shall include the plural, and the plural shall include the singular, wherever the context so requires. To the extent that any provision of this Agreement directly and expressly conflicts with the provisions of 12 C.F.R. Section 563.39(b), or any successor regulation, the provisions of such regulation shall control.

         Section 5.6. Text to Control. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

         Section 5.7. Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be construed and enforced as if such invalid provisions never had been inserted in the Agreement.


                                     ESSEX BANCORP, INC.



                                     By  /s/ Roscoe D. Lacy, Jr.
                                              Its:     Director


                                     ESSEX SAVINGS BANK, F.S.B.



                                     By  /s/ Roscoe D. Lacy, Jr.
                                              Its:     Director


                                     ESSEX MORTGAGE CORPORATION



                                     By  /s/ Gene D. Ross
                                              Its:     President



                                     EMPLOYEE


                                         /s/ Gene D. Ross